Exhibit 99.1

Brookline Bancorp Announces Strong 2011 Results

Exceptional Commercial Loan and Deposit Growth

Combined With Solid Credit Quality

BROOKLINE, Mass.--(BUSINESS WIRE)--January 25, 2012--Brookline Bancorp, Inc. (NASDAQ: BRKL) today reported net income of $7.1 million, or $0.12 fully diluted earnings per share (EPS), for the quarter ended December 31, 2011. These results compare to the fourth quarter 2010 net income of $6.4 million, or $0.11 fully diluted EPS, and the net income for the third quarter 2011 of $6.3 million, or $0.11 fully diluted EPS. Net earnings from operations were $7.6 million, or $0.13 per fully diluted share, after adjustment for additional professional service fees, including merger-related expenses, of $499,000 (after-tax) associated with the January 1, 2012 acquisition of Bancorp Rhode Island, Inc. (“Bancorp Rhode Island”).

For the year ended December 31, 2011, the Company reported net income of $27.6 million, or $0.47 fully diluted EPS, compared to net income of $26.9 million, or $0.46 fully diluted EPS, for the same period in 2010. Year-to-date net earnings from operations were $28.9 million, or $.49 per fully diluted share, after adjustment for the increase in professional service fees, including merger-related expenses, of $1.3 million (after-tax) related to the acquisitions of First Ipswich Bancorp (“First Ipswich”) and Bancorp Rhode Island.

“Brookline Bancorp had an excellent year in 2011 and we are pleased with our financial performance as we continue to grow our loan portfolio and deposit base, while maintaining our solid credit quality” said Paul A. Perrault, President and CEO of Brookline Bancorp. “We are very excited about the benefits that are expected from integrating First Ipswich and Bancorp Rhode Island into the Company. Our further expansion into Central New England should provide many additional service opportunities to further strengthen our position in a very competitive marketplace.”

BALANCE SHEET

Total assets at December 31, 2011 were $3.3 billion, representing an increase of 21.3 percent from year-end 2010 and 4.5 percent from September 30, 2011.

The loan portfolio grew to $2.7 billion as of December 31, 2011. This represented increases of $467.3 million, or 20.7 percent, from year-end 2010 and $58.7 million, or 2.2 percent, from September 30, 2011. Growth from year-end 2010 was driven by organic growth of 11.9 percent among all major loan categories and the addition of $203.1 million in loans from the First Ipswich acquisition. Commercial real estate loans were $1.3 billion at December 31, 2011, up $267.2 million compared to December 31, 2010. Commercial loans were $444.0 million as of December 31, 2011, up 29.0 percent from year-end 2010, primarily due to the increases in Eastern Funding’s portfolio, driven by the purchase of a loan portfolio in the third quarter of 2011, and commercial and industrial loans due to the First Ipswich acquisition. The increase in the loan portfolio from September 30, 2011 was driven by growth in the commercial real estate and commercial portfolios, 3.2 percent and 2.8 percent respectively.

Total deposits were $2.3 billion at December 31, 2011, up 24.4 percent from year-end 2010 and 3.3 percent from September 30, 2011. Growth from year-end 2010 was driven by organic growth of 12.1 percent and the addition of $212.2 million in deposits from the First Ipswich acquisition. Transaction deposits (non-certificate of deposits) trends remain positive with growth of 41.9 percent from year-end 2010 and a 5.5 percent increase from September 30, 2011. The transaction deposit growth from September 30, 2011 was driven primarily by demand deposit and money market accounts. For the three months ended December 31, 2011, the average balance of transaction deposits rose to 63.8 percent of the average balance of total deposits compared to 53.7 percent at year-end 2010 and 62.4 percent from September 30, 2011.

The Company’s reduction in its investment securities portfolio from $304.5 million at December 31, 2010 to $217.4 million at December 31, 2011 is a result of limited investment opportunities in the market.

The Company had monies in escrow of $113.0 million at December 31, 2011 to fund the Bancorp Rhode Island acquisition on January 1, 2012.

Federal Home Loan Bank (FHLB) advances for the fourth quarter 2011 were $498.6 million, increases of $123.0 million from year-end 2010 and $60.6 million from September 30, 2011. The increased borrowings were used primarily to fund loan growth and the acquisitions.

NET INTEREST INCOME

Net interest income for the fourth quarter 2011 increased to $28.6 million from $24.6 million in the fourth quarter 2010 and increased compared to $28.0 million in the third quarter 2011. Net interest margin for the fourth quarter 2011 was 3.80 percent, representing an improvement of 2 basis points from the fourth quarter 2010 and an increase of 7 basis points from the third quarter 2011, largely as a result of the continued restructuring of the deposit base into lower-cost transaction accounts. On a year-to-date basis, net interest income was $110.5 million, an increase of $13.9 million, or 14.4 percent, from 2010. Net interest margin for 2011 was 3.77 percent compared to 3.75 percent for 2010.

NON-INTEREST INCOME

Non-interest income was $1.4 million for the fourth quarter 2011, up $583,000 from the fourth quarter 2010 and $498,000 from the third quarter 2011. On a year-to-date basis, non-interest income was $4.8 million, an increase of $2.6 million compared to 2010. This increase is primarily due to a $1.5 million penalty charged to income resulting from prepaying FHLB borrowings and partially offset by $834,000 in gains on the sale of securities that were both recorded in 2010. In addition, the increase was impacted by the First Ipswich acquisition. The change in non-interest income from the third quarter 2011 is due to additional losses from investments in low-income housing projects of $171,000, offset by an increase in related tax benefits of $106,000. The remaining change in other income was an increase of $169,000 primarily as a result of bankruptcy proceeds received on a defaulted bond.

NON-INTEREST EXPENSE

Non-interest expense was $16.5 million in the fourth quarter 2011, up $3.9 million compared to the fourth quarter 2010 and down $559,000 from the third quarter 2011. The change from the third quarter 2011 was primarily due to a write-down of $719,000 incurred in the third quarter of 2011 resulting from a property acquired through foreclosure that was under construction. There were no write-downs recorded in the fourth quarter 2011. Offsetting the write-down expense was an increase in professional service fees.

On a year-to-date basis, non-interest expense was $62.9 million, an increase of $14.7 million over the same period in 2010. The increase in the year-to-date comparison was primarily driven by the acquisition of First Ipswich and the merger-related expenses associated with the acquisition of Bancorp Rhode Island.

ASSET QUALITY

Non-performing assets at December 31, 2011 totaled $8.8 million or 0.27 percent of total assets. This represented a decrease from $10.5 million, or 0.33 percent of total assets, at September 30, 2011.

Net charge-offs were $267,000, or 0.04 percent of average loans, for the fourth quarter 2011. Net charge-offs for the fourth quarter 2010 were $2.0 million, or 0.36 percent of average loans, and were $610,000, or 0.09 percent of average loans, in the third quarter 2011. On a year-to-date basis, net charge-offs were $1.9 million, or 0.08 percent of average loans, a decrease of $3.2 million over the same period in 2010.

The provision for loan losses was $842,000 for the fourth quarter 2011, compared to $1.3 million in the fourth quarter 2010 and $891,000 in the third quarter 2011. On a year-to-date basis, the provision was $3.6 million, a decrease of $165,000 from the same period in 2010.

The allowance for loan losses was $31.7 million at December 31, 2011 compared to $29.7 million at December 31, 2010. The allowance for loan losses as a percent of total loans was 1.17 percent at December 31, 2011 compared to 1.32 percent at December 31, 2010 and the decrease was due to the impact of the First Ipswich acquisition. A non-accretable discount of $4.2 million, $3.5 million of which remains at December 31, 2011, was established as of February 28, 2011 in connection with the accounting for acquired First Ipswich loans at that date.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.085 per share. The dividend will be paid on February 24, 2012, to shareholders of record on February 10, 2012.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $4.9 billion in assets and 43 branches throughout Massachusetts and Rhode Island, is headquartered in Brookline, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and The First National Bank of Ipswich. The Company provides commercial and retail banking services, and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.fnbi.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as net earnings from operations, which reflects the reduction in certain professional service fees, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (unaudited)
(In thousands except share data)

		At or for the Three months ended		Twelve months ended
		December 31,		December 31,
		2011	2010	2011	2010

Financial Data:
Net interest income		$28,620	$24,636	$110,468	$96,594
Provision for credit losses		842	1,317	3,631	3,796
Non-interest income		1,384	801	4,793	2,186
Non-interest expense		16,520	12,596	62,925	48,187
Income before income taxes		12,642	11,524	48,705	46,797
Net income attributable to Brookline Bancorp, Inc		7,058	6,398	27,600	26,872

Selected Statistical Data:
Net interest margin (1)		3.80%	3.78%	3.77%	3.75%
Interest rate spread (1)		3.56%	3.43%	3.50%	3.40%
Return on average assets		0.89%	0.95%	0.90%	1.01%
Return on average stockholders' equity		5.60%	5.15%	5.51%	5.45%

Common Share Data:
Basic earnings per share		$0.12	$0.11	$0.47	$0.46
Diluted earnings per share		0.12	0.11	0.47	0.46
Dividends paid per share		0.085	0.085	0.34	0.34
Book value per common share		8.50	8.39	8.50	8.39
Tangible book value per common share		7.64	7.62	7.64	7.62
Market value per common share at end of year		8.44	10.85	8.44	10.85

(1) Calculated on a fully-taxable equivalent basis.

	At or for the Three Months Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Balance Sheet:
Total assets	$3,299,013	$3,157,498	$3,114,582	$3,057,772	$2,720,542
Loans, gross	2,720,821	2,662,076	2,588,923	2,524,989	2,253,538
Deposits	2,252,331	2,179,605	2,159,133	2,118,259	1,810,899
Brookline Bancorp, Inc. stockholders’ equity	503,602	501,890	501,077	497,582	495,443

Asset Quality:
Non-performing assets	$8,796	$10,486	$11,774	$10,787	$8,166
Non-performing assets / total assets	0.27%	0.33%	0.38%	0.35%	0.30%
Allowance for loan and losses to total loans	$31,703	$31,128	$30,847	$30,048	$29,695
Allowance to total loan and losses	1.17%	1.17%	1.19%	1.19%	1.32%
Net loan charge-offs	$267	$610	$371	$700	$1,984
Net loan charge-offs to average loans (annualized)	0.04%	0.09%	0.06%	0.12%	0.36%
Non-accretable discount related to First Ipswich	3,476	3,828	4,240	0	0

Capital Ratios:
Stockholders’ equity to total assets	15.27%	15.90%	16.09%	16.27%	18.21%
Tangible stockholders’ equity to tangible assets	13.93%	14.49%	14.66%	14.81%	16.83%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	December 31,	September 30,	December 31,
	2011	2011	2010
ASSETS
Cash and due from banks	$56,513	$22,919	$18,451
Short-term investments	49,783	82,962	47,457
Securities available for sale	217,431	253,510	304,540
Restricted equity securities	39,283	39,283	36,335
Loans
Commercial real estate:
Commercial real estate mortgage	748,736	718,440	564,584
Multi-family mortgage	481,459	479,607	421,013
Construction	40,798	34,091	18,205
Total commercial real estate	1,270,993	1,232,138	1,003,802
Commercial loans:
Commercial	150,895	155,329	96,788
Eastern Funding	246,118	232,483	205,018
Condominium association	46,953	43,885	42,422
Total commercial loans	443,966	431,697	344,228

Indirect automobile	573,350	571,705	553,689

Consumer loans:
Residential mortgage	350,213	347,309	288,108
Home equity	76,527	73,696	58,745
Other consumer	5,772	5,531	4,966
Total consumer loans	432,512	426,536	351,819
Allowance for loan losses	(31,703)	(31,128)	(29,695)
Net loans	2,689,118	2,630,948	2,223,843
Accrued interest receivable	9,349	9,255	8,596
Bank premises and equipment, net	38,495	35,859	11,126
Deferred tax asset	12,681	11,840	10,206
Prepaid income taxes	799	2,498	78
Goodwill	45,799	46,203	43,241
Monies in escrow-Bancorp Rhode Island, Inc. acquisition	112,983	-	-
Identified intangible assets, net of accumulated amortization
of $12,651, $12,274 and $11,081, respectively	5,214	5,591	1,871
Prepaid expenses and other assets	21,565	16,630	14,798
Total assets	$3,299,013	$3,157,498	$2,720,542

LIABILITIES AND EQUITY
Deposits
Demand checking accounts	$225,284	$214,219	$109,108
NOW accounts	110,220	116,206	120,599
Savings accounts	164,744	165,356	114,258
Money market savings accounts	946,411	875,877	675,328
Certificate of deposit accounts	805,672	807,947	791,606
Total deposits	2,252,331	2,179,605	1,810,899
Borrowed funds	498,570	437,974	375,569
Overnight and short-term borrowings	8,349	6,947	13,000
Mortgagors’ escrow accounts	6,513	6,943	5,843
Accrued expenses and other liabilities	26,248	21,042	17,283
Total liabilities	2,792,011	2,652,511	2,222,594

Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares	-	-	-
authorized; none issued
Common stock, $0.01 par value; 200,000,000 shares authorized;
64,597,180 shares, 64,580,180 shares and 64,445,389
shares issued, respectively	644	644	644
Additional paid-in capital	525,171	525,012	524,515
Retained earnings, partially restricted	39,993	37,926	32,357
Accumulated other comprehensive income	1,963	2,540	2,348
Treasury stock, at cost - 5,373,733 shares	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP – 378,215 shares,
389,763 shares and 424,422 shares, respectively	(2,062)	(2,125)	(2,314)
Total Brookline Bancorp, Inc. stockholders’ equity	503,602	501,890	495,443
Noncontrolling interest in subsidiary	3,400	3,097	2,505
Total equity	507,002	504,987	497,948
Total liabilities and equity	$3,299,013	$3,157,498	$2,720,542

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands except share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010

Interest income:
Loans	$34,606	$30,469	$134,207	$123,416
Debt securities	1,299	1,791	6,297	7,601
Short-term investments	28	24	105	100
Equity securities	55	4	195	44
Total interest income	35,988	32,288	140,804	131,161

Interest expense:
Deposits (excluding brokered deposits)	4,754	5,065	19,757	21,420
Borrowed funds	2,614	2,587	10,579	13,147
Total interest expense	7,368	7,652	30,336	34,567

Net interest income	28,620	24,636	110,468	96,594
Provision for credit losses	842	1,317	3,631	3,796
Net interest income after provision for credit losses	27,778	23,319	106,837	92,798

Non-interest income:
Fees, charges and other income	1,555	801	5,384	2,869
Loss from investments in low income housing	(171)	-	(671)	-
Penalty from prepayment of borrowed funds	-	-	-	(1,468)
Gain on sales of securities	-	-	80	834
Loss on impairment of securities	-	-	-	(49)
Total non-interest income	1,384	801	4,793	2,186

Non-interest expense:
Compensation and employee benefits	8,092	5,927	30,789	22,935
Occupancy	1,628	1,214	6,138	4,588
Equipment and data processing	2,417	1,933	9,144	7,518
Professional services	1,722	1,119	5,375	3,718
FDIC insurance	510	428	1,746	1,674
Advertising and marketing	265	325	1,376	1,224
Amortization of identified intangible assets	377	306	1,570	1,224
Write-down of other real estate owned	-	-	719	-
Other	1,509	1,344	6,068	5,306
Total non-interest expense	16,520	12,596	62,925	48,187

Income before income taxes	12,642	11,524	48,705	46,797
Provision for income taxes	5,281	4,918	19,886	19,156
Net income	7,361	6,606	28,819	27,641
Less net income attributable to noncontrolling interest in subsidiary	303	208	1,219	769
Net income attributable to Brookline Bancorp, Inc.	$7,058	$6,398	$27,600	$26,872

Earnings per common share:
Basic	$0.12	$0.11	$0.47	$0.46
Diluted	0.12	0.11	0.47	0.46

Weighted average common shares outstanding during the year:
Basic	58,652,370	58,598,363	58,633,627	58,578,599
Diluted	58,652,760	58,604,285	58,636,431	58,583,185

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (unaudited)
(In thousands)

	Three Months Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010

NON-PERFORMING ASSETS:

Non-accrual loans:
Commercial real estate mortgage	$-	$-	$-	$-	$-
Multi-family mortgage	1,380	1,373	1,376	964	964
Construction	-	-	-	2,475	2,475
Total commercial real estate	1,380	1,373	1,376	3,439	3,439

Commercial	-	-	-	-	-
Eastern Funding	1,925	1,892	1,757	1,390	2,478
Condominium association	15	17	-	-	-
Total commercial loans	1,940	1,909	1,757	1,390	2,478

Indirect automobile	111	59	117	83	158

Home equity	98	98	98	25	25
Residential mortgage	1,327	1,330	1,381	1,342	1,363
Other consumer	10	11	9	9	-
Total consumer loans	1,435	1,439	1,488	1,376	1,388

Acquired loans	2,664	2,757	3,167	3,235	-
Total non-accrual loans	7,530	7,537	7,905	9,523	7,463

Repossessed vehicles	389	558	461	528	524
Repossessed equipment	32	129	192	309	179
Other real estate owned	845	2,262	3,216	427	-

Total non-performing assets	$8,796	$10,486	$11,774	$10,787	$8,166

Restructured loans on accrual	$5,205	$3,456	$4,905	$5,138	$4,946

Non-accrual loans as a percent of total loans	0.28%	0.28%	0.31%	0.38%	0.33%
Non-performing assets as a percent of total assets	0.27%	0.33%	0.38%	0.35%	0.30%

PROVISION AND ALLOWANCE FOR LOAN LOSSES:

Balance at beginning of period	$31,128	$30,847	$30,048	$29,695	$30,362
Provision for credit losses	842	891	1,170	1,053	1,317
Charged-offs	(533)	(792)	(606)	(960)	(2,245)
Recoveries	266	182	235	260	261
Net charge-offs	(267)	(610)	(371)	(700)	(1,984)
Balance at end of period	$31,703	$31,128	$30,847	$30,048	$29,695

Allowance for loan losses as a percent of total loans	1.17%	1.17%	1.19%	1.19%	1.32%

NET CHARGE-OFFS:

Commercial real estate	$-	$30	$-	$-	$799
Commercial	(18)	132	79	250	316
Auto	278	448	292	451	750
Consumer	7	-	-	(1)	119
Total net charge-offs	$267	$610	$371	$700	$1,984

Net charge-offs to average loans (annualized)	0.04%	0.09%	0.06%	0.12%	0.36%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs
(In thousands)

	Three months ended
	December 31, 2011			September 30, 2011
	Average		Average	Average		Average
	balance	Interest (1)	yield/cost	balance	Interest (1)	yield/cost

Assets
Interest-earning assets:
Short-term investments	$73,791	$28	0.15%	$83,708	$28	0.13%
Debt securities (2)	231,661	1,307	2.26	262,511	1,495	2.28
Equity securities (2)	40,137	64	0.63	40,137	58	0.56
Commercial real estate loans (3)	1,240,062	16,295	5.26	1,200,838	15,570	5.19
Commercial loans (3)	436,291	7,149	6.54	414,346	6,950	6.70
Indirect automobile loans (3)	573,102	6,722	4.65	580,886	6,996	4.78
Consumer loans (3)	426,167	4,496	4.21	424,800	4,608	4.34
Total interest-earning assets	3,021,211	36,061	4.76%	3,007,226	35,705	4.74%
Allowance for loan losses	(31,230)			(31,137)
Non-interest earning assets	195,477			151,940
Total assets	$3,185,458			$3,128,029

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$111,798	50	0.18%	$132,780	59	0.18%
Savings accounts	165,619	208	0.50	166,117	250	0.60
Money market savings accounts	917,712	1,960	0.85	859,060	1,971	0.91
Certificates of deposit	806,158	2,536	1.25	812,896	2,690	1.31
Total deposits (4)	2,001,287	4,754	0.94	1,970,853	4,970	1.00
Federal Home Loan Bank advances	420,874	2,602	2.42	429,114	2,661	2.43
Other borrowings	6,206	12	0.74	5,605	11	0.77
Total interest-bearing liabilities	2,428,367	7,368	1.21%	2,405,572	7,642	1.26%
Non-interest-bearing demand	223,359			191,832
checking accounts (4)
Other liabilities	25,956			25,466
Total liabilities	2,677,682			2,622,870
Brookline Bancorp, Inc. stockholders’ equity	504,511			502,345
Noncontrolling interest in subsidiary	3,265			2,814
Total liabilities and equity	$3,185,458			$3,128,029
Net interest income (tax equivalent basis)/interest rate spread (5)		28,693	3.56%		28,063	3.48%
Less adjustment of tax exempt income		73			73
Net interest income		$28,620			$27,990
Net interest margin (6)			3.80%			3.73%

(1) Tax exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax equivalent basis.
(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on non-accrual status are included in the average balances.
(4) Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.85% and 0.91% in the three months ended December 31, 2011 and September 30, 2011, respectively.
(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs
(In thousands)

	Twelve months ended
	December 31, 2011			December 31, 2010
	Average		Average	Average		Average
	balance	Interest (1)	yield/cost	balance	Interest (1)	yield/cost

Assets
Interest-earning assets:
Short-term investments	$71,404	$105	0.15%	$60,007	$100	0.17%
Debt securities (2)	278,300	6,327	2.27	300,862	7,624	2.53
Equity securities (2)	39,557	224	0.57	37,395	60	0.16
Commercial real estate loans (3)	1,162,769	61,211	5.26	940,464	50,734	5.39
Commercial loans (3)	402,171	26,985	6.70	310,760	21,732	6.99
Indirect automobile loans (3)	575,635	28,313	4.92	553,929	32,825	5.93
Consumer loans (3)	412,096	17,923	4.35	373,207	18,124	4.86
Total interest-earning assets	2,941,932	141,088	4.79%	2,576,624	131,199	5.09%
Allowance for loan losses	(30,564)			(30,617)
Non-interest earning assets	150,379			109,736
Total assets	$3,061,747			$2,655,743

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$126,950	216	0.17%	$107,713	152	0.14%
Savings accounts	157,578	942	0.60	103,752	814	0.78
Money market savings accounts	830,780	7,626	0.92	610,253	6,546	1.07
Certificates of deposit	813,470	10,973	1.35	792,451	13,908	1.76
Total deposits (4)	1,928,778	19,757	1.02	1,614,169	21,420	1.33
Federal Home Loan Bank advances	414,432	10,454	2.49	423,526	13,143	3.10
Other borrowings	7,696	125	1.60	1,751	4	0.25
Total interest-bearing liabilities	2,350,906	30,336	1.29%	2,039,446	34,567	1.69%
Non-interest-bearing demand	181,078			97,504
checking accounts (4)
Other liabilities	26,091			23,215
Total liabilities	2,558,075			2,160,165
Brookline Bancorp, Inc. stockholders’ equity	500,855			493,373
Noncontrolling interest in subsidiary	2,817			2,205
Total liabilities and equity	$3,061,747			$2,655,743
Net interest income (tax equivalent basis)/interest rate spread (5)		110,752	3.50%		96,632	3.40%
Less adjustment of tax exempt income		284			39
Net interest income		$110,468			$96,593
Net interest margin (6)			3.77%			3.75%

(1) Tax exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax equivalent basis.
(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on non-accrual status are included in the average balances.
(4) Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.94% and 1.25% in the twelve months ended December 31, 2011 and 2010, respectively.
(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information
(In thousands except share data)

		At or for the Three months ended		Twelve months ended
		December 31,		December 31,
Reconciliation Table - Non-GAAP Financial Information		2011	2010	2011	2010

Net income attributable to Brookline Bancorp, Inc.		7,058	6,398	27,600	26,872
Add:
Professional service fees (after-tax)		499	-	1,302	-
Net earnings from operations		7,557	6,398	28,902	26,872

Earnings per common share:
Basic		$0.13	$0.11	$0.49	$0.46
Diluted		$0.13	$0.11	$0.49	$0.46

Weighted average common shares outstanding during the year:
Basic		58,652,370	58,598,363	58,633,627	58,578,599
Diluted		58,652,760	58,604,285	58,636,431	58,583,185

Brookline Bancorp, Inc. stockholders’ equity		503,602	495,443	503,602	495,443
Less:
Goodwill		45,799	43,241	45,799	43,241
Identified intangible assets		5,214	1,871	5,214	1,871
Tangible stockholder's equity		452,589	450,331	452,589	450,331

Common stock issued		64,597,180	64,445,389	64,597,180	64,445,389
Less:
Treasury shares		5,373,733	5,373,733	5,373,733	5,373,733
Number of shares outstanding at end of year		59,223,447	59,071,656	59,223,447	59,071,656

Tangible book value per common share		7.64	7.62	7.64	7.62

	At or for the Three Months Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010

Brookline Bancorp, Inc. stockholders’ equity	503,602	501,890	501,077	497,582	495,443
Less:
Goodwill	45,799	46,203	45,966	46,854	43,241
Identified intangible assets	5,214	5,591	6,034	5,569	1,871
Tangible stockholder's equity	452,589	450,096	449,077	445,159	450,331

Total assets	3,299,013	3,157,498	3,114,582	3,057,772	2,720,542
Less:
Goodwill	45,799	46,203	45,966	46,854	43,241
Identified intangible assets	5,214	5,591	6,034	5,569	1,871
Tangible assets	3,248,000	3,105,704	3,062,582	3,005,349	2,675,430

Tangible stockholders’ equity to tangible assets	13.93%	14.49%	14.66%	14.81%	16.83%

CONTACT:
Brookline Bancorp, Inc.
Julie A. Gerschick, 617-278-6406
Chief Financial Officer & Treasurer
jgerschick@brkl.com